Exhibit 99.1

Arax Holdings Corp Takes an
Important Step in Fintech with
Revolutionary Payment Protocol

Arax Holdings Corp Takes an Important Step in Fintech with Revolutionary Payment Protocol

Arax Holdings Corp. (Ticker: ARAT), the innovative public company at the forefront of developing software solutions in the fintech industry, has integrated the revolutionary Payto protocol into all its products, namely Wall Money, Ping Exchange, Core Pay, and Core Token. Apart from using this revolutionary technology for the remittance, transfer, and exchange of digital assets, FIAT, and even cash, the protocol has been implemented and integrated with Google Chrome and its Chromium Ecosystem as a recognized standard.

Rastislav Vašička, the CTO of Arax Holdings Corp., emphasizes the Company's vision, stating, "ARAX envisions a world where individuals are empowered, living in a society that supports autonomy through cutting-edge technology." This is the basis upon which ARAX's ecosystem is built, leveraging the Payto protocol, a vital component in modern financial transactions.

RFC 8905 describes the Payto protocol, which represents a big change in the way payments are processed, creating a universal URI scheme for payment targets. This ingenuity fosters interoperability across a myriad of payment systems, streamlining the user experience and catalyzing the adoption of novel payment infrastructures.

Within the protocol's framework, users can execute a diverse range of transactions, from blockchain-based digital asset transfers to traditional banking operations such as IBAN, ACH, UPI, and BIC transfers, alongside cash transactions. This versatility is a testament to the protocol's robust and forward-thinking design.

Distinct features of the Payto protocol include:

- Digital and FIAT Asset Transfers: A seamless blend of the digital and traditional, facilitating agile and secure asset movement

- FIAT Exchange Rates for Digital Assets: Providing instructions for real-time conversion rates in-app, ensuring transparency and efficiency in transactions

- Recurring Payments: Automating recurring transactions beneficial for both businesses and individuals,

- Payment Expiration: Introducing time-based control over payment validity, enhancing security

- Payment and Donation Buttons: Simplifying the act of giving with one-click solutions

- Extensive Integrations: A wide array of compatible applications and services broadening the protocol’s reach

Read the full description in the technical paper and RFC 8905 specification.

Each of ARAX's flagship products stands as a testament to the company's commitment to this standard:

- Ping Exchange: This hybrid digital asset exchange utilizes the Payto protocol for streamlined on/off-ramping of digital assets and seamless payment instructions.

- Wall Money: A wealth management and lifestyle platform that adopts the Payto protocol in transaction processing to minimize fees and achieve instantaneous results.

- Core Pay: This payment gateway employs the Payto protocol to generate payment links for all transfer types, enhancing the user experience.

- Core Token: The Payto protocol enhances the Core Token platform, providing instant, one-click transfers across the Core Blockchain network with FIAT rates in major currencies.

To engage with ARAX’s fintech software solution offering, users are directed to the Payto.money website, which assists in generating payment and donation buttons without the need to write any code, ensuring compatibility across ARAX's product range.

In an era where technology and finance converge, the Payto protocol stands as a model of innovation, offered free of charge, reshaping societal payment norms and advancing the fintech ecosystem.

“The Payto protocol, a cornerstone of Arax Holdings Corp.'s fintech innovation, is revolutionizing the financial ecosystem. Its ingenious design fosters unprecedented interoperability across diverse payment systems, enhancing the user experience and paving the way for novel technologies. This free yet invaluable tool is not merely about individual gain; it's a commitment to societal advancement, empowering seamless, inclusive, and efficient financial interactions worldwide, leading to the growth and adoption of the entire ecosystem, ultimately leading to revenue growth for ARAX.”
— Ockert Loubser, Arax Holdings Corp COO

The protocol's adoption by industry giants like Google Chrome illustrates its significance and potential. This integration by a titan of technology marks a milestone in the protocol's journey towards ubiquitous acceptance.

As a pioneer in embracing and deploying cutting-edge technologies, ARAX Holdings Corp. is not just participating in the fintech evolution; it is actively steering it, placing the power squarely in the hands of the individual, enabling them to dictate the course of their financial future.

About Arax Holdings Corp:

Arax Holdings Corp., with its diverse product suite, is revolutionizing the fintech landscape. By adopting and integrating the latest technological advances, ARAX is redefining the financial sector, offering solutions that cater to a rapidly changing world.

For more information about Arax Holdings Corp. and its ventures, please, visit the official website: arax.cc.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Act”). All statements that are not historical facts are “forward-looking statements.” The words “estimate,” “project,” “intends,” “expects,” “anticipates,” “believes,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management’s beliefs, as well as assumptions made by, and information currently available to, management pursuant to the “safe harbor” provisions of the Act. These statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements. Investors should consider this cautionary statement, and furthermore, no assurance can be made that the transaction described in this press release will be consummated. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company also undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

Arax Holdings Corp
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